SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Capital, Ltd.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN CAPITAL, LTD.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 12, 2010

To the stockholders:

You are cordially invited to attend a special meeting of stockholders to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Friday, February 12, 2010, at 9:00 a.m. Eastern Time, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.	To approve a proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock at prices below the net asset value per share in one or more offerings subject to certain limitations set forth herein; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 29, 2009, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting.

We have enclosed a proxy statement, form of proxy and self-addressed envelope. It is important that your shares be represented at the special meeting. If you are unable to attend the meeting, we urge you to complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. As detailed on the proxy card, you may also vote by telephone or on the internet. If you attend the meeting, you may withdraw your proxy and vote in person. Your vote is important.

BY ORDER OF THE BOARD OF DIRECTORS,

SAMUEL A. FLAX
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

January 8, 2010

Enclosures

AMERICAN CAPITAL, LTD.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital, Ltd. (“American Capital,” the “Company,” “we” and “us”), for use at a special meeting (the “Special Meeting”) of stockholders to be held on Friday, February 12, 2010, at 9:00 a.m. Eastern Time at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement and the accompanying Notice of Special Meeting of Stockholders and proxy card are first being sent to our stockholders on or about January 8, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on February 12, 2010: This proxy statement is available on the internet at www.AmericanCapital.com/2010proxymaterials. On this site, you will be able to access the proxy statement for the Special Meeting and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy by the filing with our Secretary of an instrument revoking it, or a duly executed proxy bearing a later date. In the event that you attend the Special Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the authorization of the Company to sell shares of its common stock below the net asset value per share subject to the limitations set forth herein.

The Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matter set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matter.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile and will not receive any additional compensation therefor. The Company has also engaged the services of Georgeson Shareholder Communications, Inc. for the purpose of assisting in the solicitation of proxies (including broker search and delivery services) at a fee of approximately $12,500 plus certain other reimburseable expenses. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share.

The Board of Directors has fixed the close of business on December 29, 2009, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On the record date, there were 291,624,650 shares of our common stock outstanding, of which approximately 18,479,922 shares were owned by “affiliated persons” (as defined in the Investment Company Act of 1940, as amended, the “1940 Act”) of us. Only stockholders on the record date are entitled to vote at the Special Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, marked for the attention of our Secretary.

Right to Adjourn

If there are not enough votes to approve the proposal at the Special Meeting, the Chairman or the stockholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. Any adjournment by the stockholders will require the affirmative vote of a majority of those shares that are present in person at the Special Meeting or represented by proxy, whether or not a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment.

PROPOSAL 1

TO AUTHORIZE THE COMPANY, WITH APPROVAL OF OUR BOARD OF DIRECTORS,

TO SELL SHARES OF COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE

We are an internally managed closed-end investment company, which has elected to be regulated as a business development company (“BDC”) under the 1940 Act. We currently operate so as to qualify to be taxed as a regulated investment company (“RIC”) as defined in Subtitle A, Chapter 1, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value per share of our stock, or NAV, subject to certain exceptions. One of these exceptions allows the sale of common stock at a price below NAV if the sale is approved by the holders of a majority of our outstanding voting securities and by holders of a majority of our outstanding voting securities who are not affiliated persons of us, and our Board of Directors must make certain determinations prior to any such sale, as detailed below. If approved, the authorization would be effective for a twelve month period starting on February 19, 2010, and expiring on the anniversary of the date of the Special Meeting and the number of shares would be limited to a maximum of 58,324,930 shares of common stock, which is 20% of the number of shares outstanding as of the record date, subject to adjustment for shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations.

At a special meeting of our stockholders on February 19, 2009, the holders of a majority of our outstanding voting securities and the holders of a majority of our outstanding voting securities who were not affiliated persons of us approved a proposal authorizing us to issue (i) the number of shares of our common stock required to be issued to complete the acquisition of our portfolio company, European Capital Limited (“European Capital”), and (ii) up to an additional 20% of the number of shares of common stock outstanding as of January 6, 2009, subject to certain adjustments, at a price below NAV, until February 19, 2010. On March 26, 2009, we completed the acquisition of European Capital and issued 11,490,790 shares below NAV. However, as of December 29, 2009, we have not issued any of the additional shares that we have been authorized to issue below NAV. As noted above, this authority expires on February 19, 2010. The current proposal would effectively extend our prior authorization to issue, with the approval of our Board of Directors, up to 20% of the number of shares of common stock outstanding as of the record date at a price below NAV for a twelve month period starting on February 19, 2010, and expiring on the anniversary of the date of the Special Meeting.

Reasons to Offer Common Stock Below NAV

We continue to be in the midst of a global economic and liquidity crisis. As a result, many investors are selling assets because they must repay debt and/or meet equity redemption requirements, creating an environment of forced selling. We believe that current market conditions have created opportunities to invest in assets at prices that are at significant discounts to their economic or intrinsic fair value. For instance, the decrease in purchase multiples for some private and public companies has generated historically unusual attractive strategic investment opportunities to acquire certain middle market public companies that could prove to be accretive to our future net asset value.

However, we have been significantly impacted by the traumatic developments in the capital markets worldwide since mid 2007, as has virtually every financial institution. The global financial crisis has impacted our ability to currently access the debt and equity capital markets to fund these investment opportunities. As a BDC, we are required to maintain a 1:1 debt to equity ratio under the 1940 Act, if we are to incur additional indebtedness. This effectively requires us to finance our investments with at least as much equity as debt in the aggregate. To the extent that we are unable to raise capital through the issuance of equity, our ability to raise capital through the issuance of debt has been inhibited by our regulatory debt to equity ratio limits. In addition, while we currently have a significant number of portfolio companies in various stages of the sales process and various other investments that are likely to be repaid in the near future, the liquidity crisis could make it difficult for us to continue to generate significant liquidity through sales of portfolio investments.

In addition, we expect to enter into a restructuring of our unsecured credit and debt facilities shortly, which will require us to make periodic principal payments. While we expect to obtain the capital to make these payments primarily through the sale of portfolio investments, the ability to raise capital through the sale of equity gives us additional flexibility to meet these payment obligations. As noted below, our stock has traded below NAV in recent periods, and, thus, the ability to sell stock below NAV may be important for meeting our debt service obligations.

The following table lists the high and low sales prices for our common stock, and the closing sales price as a percentage of NAV. On December 29, 2009, the last reported closing sales price of our common stock was $2.50 per share.

			Sales Price		High Sales Price to NAV(2)	Low Sales Price to NAV(2)
	NAV(1)		High	Low
Year ended December 31, 2007
First Quarter		$30.36	$49.96	$39.30	165%	129%
Second Quarter		$35.54	$49.45	$40.83	139%	115%
Third Quarter		$34.92	$46.99	$35.00	135%	100%
Fourth Quarter		$32.88	$46.13	$32.36	140%	98%
Year ended December 31, 2008
First Quarter		$28.16	$37.86	$26.15	134%	93%
Second Quarter		$27.01	$35.84	$23.74	133%	88%
Third Quarter		$24.43	$28.49	$15.83	117%	65%
Fourth Quarter		$15.41	$27.00	$2.77	175%	18%
Year ended December 31, 2009
First Quarter		$12.32	$7.39	$0.58	140%	5%
Second Quarter		$8.76	$5.56	$1.84	137%	21%
Third Quarter		$7.80	$3.73	$2.08	152%	27%
Fourth Quarter	$	*	$3.40	$2.31	* %	* %

(1)

Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by NAV.
*	Not determinable at the time of filing.

As illustrated above, although our common stock has historically traded at a premium above NAV, it has recently traded well below NAV. Our NAV per share as of September 30, 2009, the date of our most recent publicly available financial statements, was $7.80. The unprecedented nature of the current global economic and liquidity crisis has led to reduced access to capital and significant stock market volatility, particularly with respect to the stock of financial services companies, including us. During times of increased price volatility, our common stock may trade with more volatility and significantly below our NAV. At the same time, the current liquidity crisis has created attractive opportunities to invest in assets at below their economic or intrinsic value, which may increase our NAV when our common stock is exchanged for the stock of another company at a price that is equal to or at a greater discount to its NAV. We believe that the approval by our stockholders of the proposal to authorize us to issue shares of common stock below NAV will give us the necessary flexibility to invest in such opportunities.

Our Board of Directors believes that having the flexibility to issue our common stock below NAV in certain instances is in the best interests of our stockholders. Without this flexibility, our ability to acquire assets at below their economic or intrinsic value could be adversely affected and could force us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.

Conditions to Sales Below Net Asset Value

If the requisite stockholders approve the Proposal, we may only sell up to 58,324,930 shares of our common stock, which is 20% of the number of shares of common stock outstanding as of the record date, subject to adjustment for shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations, at a price below NAV until the one-year anniversary of the date of the stockholder approval, if the following conditions are met:

•	a “required majority” of our directors have determined that any such sale would be in the best interests of us and our stockholders; and

•

a “required majority” of our directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, has determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such common stock is to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

A “required majority” of directors means both a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons of us. For these purposes, directors will not be deemed to have a financial interest solely by their ownership of our common stock.

Key Stockholder Considerations

Before voting on the Proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of our common stock at a price below the net asset value per share of such stock. In the case of a stock for stock acquisition, the acquisition will be dilutive if, at the time of the transaction, the stock being acquired is at a price that is at a lesser relative discount to its NAV than our stock is to our NAV or if the stock we are acquiring is at a price greater than that company’s NAV. However, the acquisition will not be dilutive if, at the time of the transaction, the stock being acquired is at a greater relative discount to that company’s NAV than our stock is to our NAV. Unless an existing stockholder purchases its proportional share of a cash offering of common stock at a price below NAV, such an offering will be dilutive to existing stockholders.

Any such dilution could include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance and may only approve the transaction under the 1940 Act if a “required majority” of our directors have determined that the transaction is in the best interests of us and our stockholders . As discussed above, it should be noted that the maximum number of shares that could result in such dilution is limited to 20% of our shares of common stock outstanding as of the record date, subject to adjustment for shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations.

Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock may dilute such stockholders’ holdings of common stock as a percentage of shares outstanding, particularly in a public offering to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest if such opportunity is made available to them. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest with respect to follow-on public offerings if such opportunity is made available to them, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

If the Proposal is approved by our stockholders, we will be permitted, but not required or otherwise obligated, to sell up to a maximum of 58,324,930 shares of our common stock (subject to adjustment for shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations) below the net asset value per share of such stock until the one-year anniversary of the date of the stockholder approval. If the Proposal is not approved, we may be unable to raise capital or to use our shares for acquisition or other purposes when it would be beneficial and desirable, or may be limited in the manner in which we raise capital.

Conclusion and Recommendation; Vote Required

The approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting; and (2) a majority of our outstanding shares of common stock entitled to vote at the Special Meeting that are not held by affiliated persons of us, which includes directors, officers, employees and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy; or (2) more than 50% of our outstanding voting securities, whichever is less. Abstentions will have the effect of a vote against this proposal. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Special Meeting, broker non-votes, if any, will not be treated as present at the Special Meeting or entitled to vote with respect to the Proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE US TO SELL SHARES OF OUR COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE SUBJECT TO THE LIMITATIONS SET FORTH HEREIN.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 23, 2009 (unless otherwise indicated), the beneficial ownership of each current director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class	Dollar Range of Equity Securities Beneficially Owned(2)(3)
Beneficial Owners of more than 5%:
None	—		—	N/A

Directors and Named Executive Officers:
Malon Wilkus	3,562,127	(4)(5)(8)(13)	1.2%	0
John R. Erickson	1,529,455	(4)(9)	*	N/A
Ira J. Wagner	949,677	(4)	*	N/A
Samuel A. Flax	1,045,963	(4)	*	N/A
Darin R. Winn	1,502,037	(4)	*	N/A
Mary C. Baskin	159,635	(6)(7)	*	0
Neil M. Hahl	156,347	(6)	*	0
Philip R. Harper	1,481,077	(6)(10)	*	0
John A. Koskinen	162,053	(6)	*	0
Stan Lundine	159,454	(6)(11)	*	0
Kenneth D. Peterson, Jr.	454,202	(6)(12)	*	0
Alvin N. Puryear	167,989	(6)	*	0

Directors and Executive Officers as a group (15 persons)	14,343,044		4.9%	N/A

*	Less than one percent.
(1)	Pursuant to the rules of the SEC, shares of our common stock subject to options held by our directors and named executive officers and executive officers that are exercisable within 60 days of December 23, 2009, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing sales price of our common stock as reported on The NASDAQ Global Select Market as of December 23, 2009, by the number of shares or options beneficially owned and, as appropriate, deducting the strike price of options included in such amount.
(4)	Includes shares allocated to the account of each executive officer as a participant in our ESOP over which each has voting power under the terms of the ESOP and vested and deferred shares allocated to the account of each executive officer as a participant in our Performance Incentive Plan (PIP), each as of December 23, 2009, and the following shares issuable upon the exercise of options that are exercisable within 60 days of December 23, 2009: Mr. Wilkus has 76,132 shares in the ESOP, 449,118 shares in the PIP and 2,790,798 shares issuable upon the exercise of options; Mr. Erickson has 10,284 shares in the ESOP, 341,352 shares in the PIP and 1,062,313 shares issuable upon the exercise of options; Mr. Wagner has 10,520 shares in the ESOP, 70,670 shares in the PIP and 852,424 shares issuable upon the exercise of options; Mr. Flax has 4,772 shares in the ESOP, 155,639 shares in the PIP and 859,159 shares issuable upon the exercise of options; and Mr. Winn has 9,296 shares in the ESOP, 216,995 shares in the PIP and 1,107,624 shares issuable upon the exercise of options.

(5)	Includes the equivalent number of shares held as units in our 401(k) profit sharing plan of which the named executive officer is the beneficial owner. Mr. Wilkus has the equivalent of 4,807 shares. The 401(k) plan is part of the ESOP, and such units are in addition to shares held in the ESOP stock account of the named individual.
(6)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of December 23, 2009. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear have 144,577, 129,577, 129,577, 124,577, 129,577, 104,577and 129,577 such shares, respectively.
(7)	Includes 14,606 shares that are owned by Ms. Baskin’s husband.
(8)	Includes 91,963 shares that are owned by Mr. Wilkus’ wife.
(9)	Includes 115,507 shares held in margin accounts or otherwise pledged.
(10)	Includes 12,747 shares that are owned by Mr. Harper’s wife.
(11)	Includes 136 shares that are owned by Mr. Lundine’s son.
(12)	All of the shares are held in margin accounts or otherwise pledged. Includes 333 shares that are owned by Mr. Peterson’s wife. Mr. Peterson disclaims beneficial ownership of such shares.
(13)	Includes 117,958 shares that are held in margin accounts or otherwise pledged.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations. Our Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. We employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct, which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

PROPOSALS OF STOCKHOLDERS

Any proposal intended to be presented for action at the Special Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary within a reasonable time before the solicitation of proxies for such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time and there is no guarantee that any proposal submitted by a stockholder will be included in the proxy statement.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the proposal to authorize us to sell shares of common stock below net asset value per share. Abstentions will be counted as present for purposes of determining a quorum and are treated as votes against the proposal. Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Special Meeting, broker non-votes, if any, will not be treated as present at the Special Meeting or entitled to vote with respect to the Proposal. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals.

FINANCIAL STATEMENTS AVAILABLE

We incorporate by reference the financial statements and notes thereto in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) and the information included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Quarterly Report”).

UPON WRITTEN OR ORAL REQUEST, WE WILL PROVIDE TO EACH STOCKHOLDER, A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2008 AND/OR A COPY OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2009. WE WILL PROVIDE THESE DOCUMENTS WITHOUT CHARGE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THE REQUEST. PLEASE DIRECT YOUR REQUEST TO: AMERICAN CAPITAL, LTD., ATTENTION: INVESTOR RELATIONS, 2 BETHESDA METRO CENTER, 14TH FLOOR, BETHESDA, MD 20814; TELEPHONE (301) 951-5917; ELECTRONIC MAIL: IR@AMERICANCAPITAL.COM. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Special Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – AMERICAN CAPITAL, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD. TO BE HELD ON FEBRUARY 12, 2010.

The undersigned hereby appoints Samuel A. Flax and Cydonii V. Fairfax and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Friday, February 12, 2010, at 9:00 a.m. Eastern Time, and any adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the proposal listed on the reverse side.

SEE REVERSE SIDE	SEE REVERSE SIDE

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE
TITLE BAR.

Proxies submitted by the Internet or telephone must be
received by 1:00 a.m., Central Time, on February 12, 2010.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/acas

• Follow the steps outlined on the secure website.

Vote by Telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico at any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

    Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain
1.	Approval of the authorization, with the approval of our Board of Directors, to sell shares of our common stock below the net asset value per share, subject to the limitations set forth in the proxy statement for the 2010 special meeting.	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.